Exhibit 32.1

                              FRONTIER ENERGY CORP.
                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350



         The undersigned, Robert Genesi, in his capacities as President and Acting Chief Financial Officer of Frontier Energy Corp. does hereby certify that the Form 10-QSB of Frontier Energy Corp. for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Frontier Energy Corp.

         This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.


         Executed this 17th day of November, 2006.


                                   /s/  Robert Genesi
                                    Robert Genesi
                                   President and Acting Chief Financial Officer
                                   Principal Financial Officer